                                                                      EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                 (Amounts in millions, except per-share amounts)

                                                                    Three Months Ended               Nine Months Ended
                                                                          September 30                    September 30
                                                          ----------------------------    ----------------------------
                                                                  1999            1998            1999            1998
------------------------------------------------------    ------------    ------------    ------------    ------------
BASIC EARNINGS PER SHARE
Income from continuing operations                         $      126.2    $       38.4    $       81.4    $      362.6
Preferred stock dividends                                           --              (4)           (7.2)         (12.9)
                                                          ------------    ------------    ------------    ------------
Earnings from continuing operations
    Applicable to common stock                                   126.2            34.4            74.2           349.7
Discontinued operations, net                                        --              --              --            38.4
Extraordinary loss, net                                             --              --            (2.6)             --
Cumulative effect of changes in
    accounting principles, net                                      --              --           (13.4)             --
                                                          ------------    ------------    ------------    ------------

Earnings applicable to common stock                       $      126.2    $       34.4    $       58.2    $      388.1
                                                          ============    ============    ============    ============

Weighted average common shares outstanding                       357.6             350           351.3           351.2
                                                          ============    ============    ============    ============
Basic earnings per share
    Income from continuing operations                     $        .35    $        .10    $        .22    $       1.00
    Discontinued operations, net                                    --              --              --             .11
    Extraordinary loss, net                                         --              --            (.01)             --
    Cumulative effect of changes in
      accounting principles, net                                    --              --            (.04)             --
                                                          ------------    ------------    ------------    ------------

      Basic earnings per common share                     $        .35    $        .10    $        .17    $       1.11
                                                          ============    ============    ============    ============

DILUTED EARNINGS PER SHARE
Earnings from continuing operations
    Applicable to common stock                            $      126.2    $       34.4    $       74.2    $      349.7
Dividends applicable to dilutive preferred stock                    --              --             7.2            12.9
                                                          ------------    ------------    ------------    ------------
                                                                 126.2            34.4            81.4           362.6
Discontinued operations, net                                        --              --              --            38.4
Extraordinary loss, net                                             --              --            (2.6)             --
Cumulative effect of changes in
    accounting principles, net                                      --              --           (13.4)             --
                                                          ------------    ------------    ------------    ------------

Earnings applicable to common stock                       $      126.2    $       34.4    $       65.4    $      401.0
                                                          ============    ============    ============    ============

Weighted average common shares outstanding                       357.6             350           351.3           351.2
Dilutive effect of exercise of options outstanding                  .1              .2              .1              .5
Dilutive effect of convertible preferred stock                      --              --              --            15.2
                                                          ------------    ------------    ------------    ------------

                                                                 357.7           350.2           351.4           366.9
                                                          ============    ============    ============    ============
Diluted earnings per share
    Income from continuing operations                     $        .35    $        .10    $        .22    $        .99
    Discontinued operations, net                                    --              --              --             .10
    Extraordinary loss, net                                         --              --            (.01)             --
    Cumulative effect of changes in
      accounting principles, net                                    --              --            (.04)             --
                                                          ------------    ------------    ------------    ------------

      Diluted earnings per common share                   $        .35    $        .10    $        .17    $       1.09
======================================================    ============    ============    ============    ============

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                                                          EXHIBIT 11 (CONTINUED)

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                   Three Months Ended                           Nine Months Ended
                                                         September 30                                September 30
                             ----------------------------------------    ----------------------------------------
                                            1999                 1998                   1999                 1998
                             -------------------  -------------------    -------------------  -------------------
STOCK OPTIONS
    Number of shares                         4.6                  2.8                    5.0                   .2
    Price range per share     $22.000 -- $29.625   $23.125 -- $29.625     $19.875 -- $29.625   $26.000 -- $29.625
    Expiration range           1/14/00 -- 7/8/08   8/20/99 -- 1/14/00      1/14/00 -- 7/8/08   8/20/99 -- 1/14/00
CONVERTIBLE PREFERRED
   STOCK $3.00
    Number of shares                          --                  5.4                     --                  5.4
    Dividends paid                            --                 $4.0                   $7.2                $12.9

-------------------------    -------------------  -------------------    -------------------  -------------------